EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72081 on Form S-8 of Beckman Coulter, Inc., of our report dated June 22, 2004, relating to the financial statements of Beckman Coulter, Inc. Savings Plan as of and for the year ended December 31, 2003, appearing in this Annual Report on Form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE, LLP

Costa Mesa, California
June 28, 2005